UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 21, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Tonix Pharmaceuticals Holding Corp. (the “Company”) is disclosing selected preliminary operating results for the quarter ended September 30, 2022, and certain preliminary financial condition information as of September 30, 2022, as set forth below:

•	The Company ended the third quarter with approximately $140.0 million in cash and cash equivalents, and shares of common stock outstanding of 53,321,511 at September 30, 2022.

•	The Company’s net cash used in operating activities for the nine months ended September 30, 2022, was approximately $75.8 million compared to $53.1 million for the nine months ended September 30, 2021.

•	The Company’s capital expenditures for the nine months ended September 30, 2022, was approximately $43.5 million compared to $9.7 million for the nine months ended September 30, 2021.

•	The Company’s equity proceeds from the sale of common stock for the nine months ended September 30, 2022, was approximately $84.8 million compared to $168.6 million for the nine months ended September 30, 2021.

•	As of October 20, 2022, the Company had 55,752,745 shares of common stock outstanding.

The above information is preliminary financial information for the third quarter of 2022 and subject to completion. The unaudited, estimated results for the third quarter of 2022 are preliminary and were prepared by the Company’s management, based upon its estimates, a number of assumptions and currently available information, and are subject to revision based upon, among other things, quarter-end closing procedures and/or adjustments, the completion of the Company’s interim consolidated financial statements and other operational procedures. This preliminary financial information is the responsibility of management and has been prepared in good faith on a consistent basis with prior periods. However, the Company has not completed its financial closing procedures for the quarter ended September 30, 2022, and its actual results could be materially different from this preliminary financial information, which preliminary information should not be regarded as a representation by the Company or its management as to its actual results for the quarter ended September 30, 2022. In addition, EisnerAmper LLP, the Company’s independent registered public accounting firm, has not audited, reviewed, compiled, or performed any procedures with respect to this preliminary financial information and does not express an opinion or any other form of assurance with respect to this preliminary financial information. During the course of the preparation of the Company’s financial statements and related notes as of and for the quarter ended September 30, 2022, the Company may identify items that would require it to make material adjustments to this preliminary financial information. As a result, prospective investors should exercise caution in relying on this information and should not draw any inferences from this information. This preliminary financial information should not be viewed as a substitute for full financial statements prepared in accordance with United States generally accepted accounting principles and reviewed by the Company’s auditors.

The Company currently expects to file its Quarterly Report on Form 10-Q, including its financial statements for the quarter ended September 30, 2022 on or about November 7, 2022.

Item 7.01	Regulation FD Disclosure.

The Company updated its investor presentation, which is used to conduct meetings with investors, stockholders and analysts and at investor conferences, and which the Company intends to place on its website, which may contain nonpublic information. A copy of the presentation is filed as Exhibit 99.01 hereto and incorporated herein by reference.

On October 26, 2022, the Company will present certain information regarding the Company and its product candidates at the 2022 ThinkEquity Conference (the “Presentation”). The Presentation, which may contain nonpublic information, is filed as Exhibit 99.02 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibits 99.01 and 99.02 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01	Financial Statements and Exhibits.

The information included in Item 2.02 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 99.02 104	Corporate Presentation by the Company for October 2022 Presentation by the Company Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: October 21, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer